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                                                                  Exhibit (a)(4)

                                     FORM OF

                               AMENDMENT NO. 1 TO
                               TRUST INSTRUMENT OF
                        PILGRIM VARIABLE INSURANCE TRUST

                                  MARCH 1, 2002

         THIS AMENDMENT NO. 1 TO THE TRUST INSTRUMENT OF PILGRIM VARIABLE TRUST DATED July 15, 1999 (the "Trust Instrument"), as amended, has been executed effective as of the date hereof by the undersigned, constituting a majority of the Trustees of Pilgrim Variable Trust (the "Trust"):

         WHEREAS, on December 17, 2001, the Trustees approved amending the Trust Instrument of the Trust, subject to shareholder approval, to remove the upper limit on the number of Trustees that the Board of Trustees may set from time to time (the "Amendment"); and

         WHEREAS, the holders of a majority of the Shares outstanding and entitled to vote approved the Amendment on February 21, 2002.

         NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 3.6, of the Trust Instrument of the Trust shall be stricken in its entirety and the following inserted in its place:

                  Section 3.6 Number of Trustees. The number of Trustees shall be at least one (1), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees.
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         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


-------------------------------                              -------------------------------
Paul S. Doherty, as Trustee                                  Jock Patton, as Trustee


-------------------------------                              -------------------------------
J. Michael Earley, as Trustee                                David W.C. Putnam, as Trustee


-------------------------------                              -------------------------------
R. Barbara Gitenstein, as Trustee                            Blaine E. Rieke, as Trustee


-------------------------------                              -------------------------------
R. Glenn Hilliard, as Trustee                                John G. Turner, as Trustee


-------------------------------                              -------------------------------
Walter H. May, as Trustee                                    Roger B. Vincent, as Trustee


-------------------------------                              -------------------------------
Thomas J. McInerney, as Trustee                              Richard A. Wedemeyer, as Trustee